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                                   Exhibit 12.1
                Computation of Ratio of Earnings to Fixed Charges

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
                                                                                                       For the Period
                                                                                      For the Period       from
                                      For the Year    For the Year     For the Year   January 1, 1996    Inception     For the Year
                                         Ended           Ended            Ended           through         through          Ended
                                      December 31,    December 31,     December 31,     December 16,    December 31,    December 31,
                                          1993            1994             1995             1996           1996            1997
                                          ----            ----             ----             ----           ----            ----
Net loss                               $(56,158)     $(388,000)       $(79,201)       $(221,300)       $(575,392)    $(9,654,779)

Add:
     Interest                             1,195         14,781          17,457           20,588              884         155,450
     Interest portion of rentals          2,910          6,858           9,586           15,276            5,970         143,833
                                      ---------      ---------        --------        ---------        ---------     -----------

Earnings (loss) available for
     fixed charges                      (52,053)      (366,361)        (52,158)        (185,436)        (568,538)     (9,355,496)
                                      ---------      ---------        --------        ---------        ---------     -----------


Fixed charges:

Interest                                  1,195         14,781          17,457           20,588              884         155,450
Interest portion of rentals               2,910          6,858           9,586           15,276            5,970         143,833
                                      ---------      ---------        --------        ---------        ---------     -----------
Total fixed charges                       4,105         21,639          27,043           35,864            6,854         299,283

Excess of fixed charges
     over earnings                    $ (56,158)     $(388,000)       $(79,201)       $(221,300)       $(575,392)    $(9,654,779)
                                      ---------      ---------        --------        ---------        ---------     -----------
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

                                      Pro Forma                      For the                       Pro Forma
                                     For the Year                Six Months Ended                 Six Months
                                        Ended                    -----------------                   Ended
                                     December 31,          June 30,           June 30,             June 30,
                                         1997                1997               1998                 1998
                                         ----                ----               ----                 ----
Net loss                             $(47,158,000)       $(2,670,177)       $(16,279,387)       $(31,535,000)

Add:
     Interest                          20,384,450              8,475           5,882,591          15,732,591
     Interest portion of rentals        1,119,856             27,411             182,933             655,127
                                     ------------        -----------        ------------        ------------

Earnings (loss) available for
     fixed charges                    (25,653,694)        (2,634,291)        (10,213,863)        (15,147,282)
                                     ------------        -----------        ------------        ------------


Fixed charges:

Interest                               20,384,450              8,475           5,882,591          15,732,591
Interest portion of rentals             1,119,856             27,411             182,933             655,127
                                     ------------        -----------        ------------        ------------
Total fixed charges                    21,504,306             35,886           6,065,524          16,387,718

Excess of fixed charges
     over earnings                   $(47,158,000)       $(2,670,177)       $(16,279,387)       $(31,535,000)
                                     ------------        -----------        ------------        ------------
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